UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):   May 10, 2000
                                                            ------------

                         Go Online Networks Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                000-23845                              33-0873993
                ---------                              ----------
         (Commission File Number)           (IRS Employer Identification No.)


                5681 Beach Boulevard, Suite 100/101, Buena Park, CA   90621
                -----------------------------------------------------------
                (Address of principal executive offices)          (Zip Code)


                                 (714) 736-0988
                                 --------------
               Registrant's telephone number, including area code:



                   (Former name, address and telephone number)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Pursuant to the terms of a Reorganization and Stock Purchase Agreement by and between Go Online Networks Corporation, a Delaware corporation, and Auctionomics, Inc., a Nevada corporation, and its shareholders, effective on May 10, 2000, the Company sold its 75% interest in Auctionomics (represented by 7,500 shares of Auctionomics common stock) to Harvey Turell and Nathan Wolfstein for the sum of $140,000 in cash.

     Prior to the sale, the Company owned 7,500 shares of common stock of Auctionomics, while the other 2,500 outstanding shares were beneficially owned by Mr. Turel and Mr. Wolfstein. When the Company acquired the 7,500 Auctionomics shares in June 1999, the Company agreed to issue to Turell and Wolfstein an aggregate of 500,000 shares of common stock and a two-year warrant to acquire an additional 500,000 shares of common stock at $0.50. As part of the sale of Auctionomics back to Turell and Wolfstein, the 500,000 shares were returned to the Company, and the warrant was cancelled.

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.     OTHER  EVENTS

     Not  applicable.

ITEM  6.     RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.     FINANCIAL  STATEMENTS

     If applicable, the Company will file the required financial statements within sixty days of the date of filing hereof.

ITEM  8.     CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

2.1 Reorganization and Stock Purchase Agreement by and between Go Online Networks Corporation, a Delaware corporation, and Auctionomics, Inc., a Nevada corporation, and its shareholders.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May  24,  2000                           GO ONLINE NETWORKS CORPORATION


                                                 /s/   Joseph  Naughton


                                                 Joseph  Naughton,
                                                 Chief  Executive  Officer